Exhibit 10.4

EXECUTION VERSION

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of November 15, 2023 (the “Effective Date”), by and between POGO ROYALTY, LLC, a Texas limited liability company, with offices at 4809 Cole Avenue, Suite 200, Dallas, Texas 75205 (“Pogo Royalty”), HNRA ROYALTIES, LLC a Delaware limited liability company with offices at 3730 Kirby Drive, Suite 1200 Houston, Texas 77098 (“HNRA Royalties”), and, solely with respect to Section 1.2, HNR ACQUISITION CORP, a Delaware corporation with offices at 3730 Kirby Drive, Suite 1200 Houston, Texas 77098 (“SPAC”). Pogo Royalty and HNRA Royalties may hereafter be referred to each as a “Party” and together as “Parties”. Capitalized terms shall have the meanings set forth on Exhibit A.

WHEREAS, Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”) in oil, gas, and mineral leases covering lands in Eddy County, New Mexico as identified and described in that certain Conveyance of Overriding Royalty Interest from Pogo Resources, LLC and LH Operating, LLC to Pogo Royalty, LLC dated effective July 1, 2023, which assigned an undivided royalty interest equal in amount to ten percent (10%) of Pogo Resources, LLC’s and LH Operating, LLC’s interest all oil, gas and minerals in, under and produced from each lease described therein;

WHEREAS, SPAC has entered into that certain Amended and Restated Membership Interest Purchase Agreement (the “MIPA”), dated as of August 28, 2023, pursuant to which SPAC’s subsidiary Affiliates have agreed to acquire 100% of the membership interests of Pogo Resources, LLC;

WHEREAS, HNRA Royalties is a wholly-owned subsidiary of HNRA Investment, LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of SPAC;

WHEREAS, in connection with the closing of the transactions contemplated by the MIPA, Pogo Royalty desires to grant to HNRA Royalties, and HNRA Royalties desires to accept from Pogo Royalty, an option to purchase the ORR Interest pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Pogo Royalty and HNRA Royalties, intending to be legally bound, hereby agree as follows:

Article I
GRANT OF OPTION

Section 1.1 The Option; Expiration Date. Pogo Royalty hereby grants HNRA Royalties an irrevocable and exclusive option (the “Option”) to purchase, in one or more series of related transactions, all (but not less than all unless otherwise agreed) of the ORR Interest from Pogo Royalty for the Option Price (as defined below) at any time prior to the date that is twelve (12) months following the Effective Date (the “Expiration Date”) by giving Pogo Royalty written notice thereof from time to time (a “Option Notice”). Notwithstanding anything to the contrary contained herein, HNRA Royalties shall not have the right to exercise the Option at any time prior to the date that the Promissory Note (as defined in the MIPA) has been paid in full and satisfied. At no time prior to the Expiration Date shall Pogo Royalty convey, transfer, sell, or otherwise dispose of all or any portion of the ORR Interest to an unaffiliated third-party without the prior written consent of HNRA Royalties.

Section 1.2 Option Consideration. Upon execution of this Agreement, and as consideration for Pogo Royalty granting the Option, SPAC shall issue to Pogo Royalty 10,000 shares of SPAC Class a Common Stock (as defined in the MIPA), valued at $10.00 per share (the “Option Consideration”) for the purchase of the Option.

Section 1.3 Option Price. The purchase price for the ORR Interest upon exercise of the Option shall be (i) the product of (1) $30,000,000 and (2) the percentage of the ORR Interest for which the Option is being exercised at such time (with (1) and (2) together, the “Base Option Price”), plus (ii) an additional amount equal to interest on the Base Option Price of twelve percent (12%) per annum, compounded monthly, from the Effective Date through the date of acquisition of the ORR Interest so acquired, minus (iii) any amounts received by or attributable to Pogo Royalty in respect of the ORR Interest acquired from the month of production in which the Effective Date occurs through the date of the exercise of the Option (such aggregate purchase price in any one instance, the “Option Price”).

Section 1.4 Option Closing. The Option Notice shall include HNRA Royalties’s good faith determination of the Option Price, and Pogo Royalty shall have fifteen (15) business days to review the proposed Option Price and notify HNRA Royalties of any good faith objections to HNRA Royalties’s calculation. Pogo Royalty and HNRA Royalties shall work together in good faith to resolve any disputes with respect to the calculation of the Option Price. The consummation of the acquisition of the ORR Interest upon exercise of the Option shall occur within five (5) Days following Pogo Royalty’s acceptance of the Option Price.

Section 1.5 Exercise Date Deliverables. At the consummation of such purchase (the “Closing”), Pogo Royalty shall execute, acknowledge and deliver to HNRA Royalties (or its designee) such instruments as HNRA Royalties reasonably requests evidencing that the ORR Interest has been assigned to HNRA Royalties. Following the Closing, Pogo Royalty shall promptly remit to HNRA Royalties any and all amounts received by Pogo Royalty that are attributable to the ORR Interest after the date of the exercise of the Option.

Article II
Representations and Warranties

Section 2.1 Each Party represents to the other that:

(A) it is duly formed and validly existing under the laws of its jurisdiction of formation;

(B) it has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement;

(C) all corporate or company action required by it validly and duly to authorize the execution and delivery of, and to exercise its rights and perform its obligations under, this Agreement has been duly taken; and

(D) it is duly formed and validly existing under the laws of its jurisdiction of formation.

Section 2.2 Except as expressly provided in this Agreement or as required by law, no Party makes any warranties or guarantees to the other, either express or implied, with respect to the MIPA or any other subject matter not expressly set forth in this this Agreement, and, to the extent permitted by law, each Party disclaims and waives any implied warranties or warranties imposed by law.

Article III
TERMINATION

Section 3.1 Termination. This Agreement and the Option shall immediately terminate and be of no further force or effect upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with this Agreement and (b) the date that is twelve (12) months following the Effective Date. Notwithstanding anything to the contrary contained herein, unless otherwise agreed by the Parties, (i) the rights of HNRA Royalties contained herein are personal to HNRA Royalties and may not be assigned or conveyed to any third-party, whether by merger, change of control, operation of law or otherwise, without the consent of Pogo Royalty and (ii) any assignment or transfer of any or all of the ORR Interest by Pogo Royalty after the Expiration Date shall be free and clear of this Agreement and this Agreement shall not be binding on any successor or assign of the ORR Interest assigned in accordance with this Agreement.

Article IV
MISCALLANEOUS

Section 4.1 Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall (at its own cost and expense) at any time and from time to time, upon reasonable request, (i) do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, transfers or assignments as may be reasonably required to consummate the transactions in accordance with the terms hereof and (ii) take such other actions as may be reasonably required in order to carry out the intent of this Agreement; provided that in no event shall any Party be required to take any action which in the opinion of its counsel, is unlawful or would or could constitute a violation of any applicable law or require the approval of any Governmental Authority.

Section 4.2 Entire Agreement; Amendments. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

Section 4.3 Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party, whether by merger, change of control, operation of law or otherwise without the prior written consent of the other Party; provided, however, that no consent shall be required in the event an assignee is an Affiliate of the assignor. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

Section 4.4 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCEPT THAT, WITH RESPECT TO ISSUES RELATED TO REAL PROPERTY FOR ASSETS LOCATED IN A SPECIFIC STATE, THE LAWS OF SUCH STATE SHALL GOVERN), WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN DALLAS, TEXAS AND APPROPRIATE APPELLATE COURTS THEREFROM FOR THE RESOLUTION OF ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL ACTIONS, SUITS, AND PROCEEDINGS IN RESPECT OF SUCH DISPUTE, CONTROVERSY, OR CLAIM MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.5 Injunctive Relief. Each Party acknowledges and agrees that the other Party would suffer irreparable harm if the first Party failed to comply with its obligations arising pursuant to Article I. Accordingly, each Party hereby consents to and agrees that, in the event of a breach or threatened breach of Article I by the breaching Party, the injured Party shall have the right to exercise any and all rights by appropriate action either by law or in equity, including specific performance and other injunctive relief. The breaching Party further agrees that the injured Party shall not request that the injured Party post, nor shall the injured Party be obligated to post, a bond in connection with any equitable relief authorized pursuant to this Section 4.5.

Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 4.7 No Partnership. Nothing contained in this Agreement shall be construed to create an association, joint venture, trust or partnership covenant, obligation or liability on or with regard to any one or more of the parties to this Agreement.

Section 4.8 Interpretation. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The Parties agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor, nor more strictly against, either Party.

Section 4.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 4.10 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Pogo Royalty or HNRA Royalties, shall be sent to such Person’s address as set forth in the first paragraph of this Agreement. Each notice hereunder shall be in writing and may be personally served or sent United States certified or registered mail or courier service and shall be deemed delivered on the date of receipt. Either Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to the other Party, in the manner provided in this Section 4.10, at least ten (10) Days prior to the effective date of such change of address.

Section 4.11 Waiver. The failure of Pogo Royalty or HNRA Royalties to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

Section 4.12 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 4.13 Entire Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG POGO ROYALTY AND HNRA ROYALTIES AND SUPERSEDES IN THEIR ENTIRETY ANY PRIOR WRITTEN OR ORAL AGREEMENT BETWEEN POGO ROYALTY AND HNRA ROYALTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF POGO ROYALTY AND HNRA ROYALTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG POGO ROYALTY AND HNRA ROYALTIES.

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IN WITNESS WHEREOF, this Agreement shall be effective for all purposes as of the Effective Date.

POGO ROYALTY:

POGO ROYALTY, LLC

By:	/s/ Kirk Pogoloff
Name:	Kirk Pogoloff
Title:	Manager

Signature Page to Option Agreement

HNRA ROYALTIES:

HNR ROYALTIES, LLC

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

SPAC, SOLELY FOR THE PURPOSES OF
SECTION 1.2:

HNRA ACQUISITION CORP

By:	/s/ Mitchell B. Trotter
Name:	Mitchell B. Trotter
Title:	Chief Financial Officer

Signature Page to Option Agreement

Exhibit A

Definitions

As used herein, the following terms shall have the meaning given to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, Controlling, Controlled by, or under common Control with, such Person, through one or more intermediaries or otherwise.

“Agreement” has the meaning given to it in the preamble to this Agreement

“Base Option Price” has the meaning given to it in Section 1.3 to this Agreement

“Control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Day” means each period of twenty-four (24) consecutive hours beginning and ending at 7:00 A.M., Mountain Time. The reference date for any Day shall be the calendar date upon which the twenty- four (24) hour period commences.

“Effective Date” has the meaning given to it in the preamble to this Agreement

“Expiration Date” has the meaning given to it in Section 1.1 to this Agreement

“FIBT” means First International Bank & Trust, a North Dakota state banking institution.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“HNRA Royalties” has the meaning given to it in the preamble to this Agreement

“MIPA” has the meaning given to it in the recitals to this Agreement

“Option” has the meaning given to it in Section 1.1 to this Agreement

“Option Consideration” has the meaning given to it in Section 1.2 to this Agreement

“Option Notice” has the meaning given to it in Section 1.1 to this Agreement

“Option Price” has the meaning given to it in Section 1.2 Section 1.3 to this Agreement

“ORR Interest” has the meaning given to it in the recitals to this Agreement

“Party” and “Parties” has the meaning given to it in the preamble to this Agreement

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pogo Royalty” has the meaning given to it in the preamble to this Agreement

“SPAC” has the meaning given to it in the preamble to this Agreement

Exhibit A